UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 26, 2011

BOK FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Oklahoma 000-19341 73-1373454 -------- --------- ---------- (State or other jurisdiction (Commission (IRS Employer of incorporation) File Number) Identification No.)

Bank of Oklahoma Tower, Boston Avenue at Second Street, Tulsa, Oklahoma 74172
(Address of principal executive offices)

Registrant's telephone number, including area code:
(918) 588-6000

_____________________N/A___________________________

(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 2.02.  Results of Operations and Financial Condition.

On October 26, 2011, BOK Financial Corporation (“BOK Financial”) issued a press release announcing its financial results for the three and nine months ended June 30, 2011 (“Press Release”).  The full text of the Press Release is attached as Exhibit 99(a) to this report and is incorporated herein by reference.  On October 26, 2011, in connection with issuance of the Press Release, BOK Financial released financial information related to the three and nine months ended September 30, 2011 (“Financial Information”), which includes certain historical financial information relating to BOK Financial.  The Financial Information is attached as Exhibit 99(b) to this report and is incorporated herein by reference.

ITEM 9.01.  Financial Statements and Exhibits.

(c)	Exhibits

99(a)	Text of Press Release, dated October 26, 2011 titled “BOK Financial Reports Record Quarterly Earnings of $85 Million – Board Approves Dividend Increase”

99(b)	Financial Information for the Three and Nine Months Ended September 30, 2011

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                                        BOK FINANCIAL CORPORATION

                                                                                                                                        By:           /s/ Steven E. Nell
                                                                                                                                                         Steven E. Nell
                                                                                                                                                         Executive Vice President
                                                                                                                                                         Chief Financial Officer
Date: October 26, 2011